Exhibit 23.1

    Consent of Deloitte & Touche LLP, Independent Auditors

Sharper Image Corporation
San Francisco, California

We consent to the incorporation by reference in this Registration Statement of Sharper Image Corporation on
Form S-8 of our reports dated March 31, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sharper Image Corporation for the year ended
January 31, 1995.


January 19, 1996



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                           Exhibit 23.2

Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5






                            Exhibit 24

Power of Attorney. Reference is made to page II-5 of this Registration Statement.